Exhibit 99.7	Form of Nominee Holder Certification

TENGASCO, INC.
NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (“Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Tengasco, Inc. (the “Company”) pursuant to the Rights Offering described and provided for in the Company’s prospectus dated ________, 2016 (“Prospectus”), hereby certifies to the Company and to Continental Stock Transfer & Trust Company (the “Subscription Agent”) that the undersigned has subscribed for the number of shares of Common Stock specified below pursuant to the Rights Offering (as described in the Prospectus) on behalf of beneficial owners of Rights who have exercised the Rights.

NUMBER OF SHARES OWNED ON THE RECORD DATE	NUMBER OF SHARES PURCHASED UNDER BASIC SUBSCRIPTION PRIVILEGE (at $1.32 per two shares per right)	NUMBER OF SHARES REQUESTED UNDER OVERSUBSCRIPTION PRIVILEGE (at $0.66 per share requested)
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Name of Bank, Broker, Trustee, Depository or Other Nominee By:
Authorized Signature Name:
(Please type or print)

By:
Authorized Signature

Name:
(Please type or print)